EXHIBIT "A"



HOLBEN, BOAK, COOPER & CO.
Certified Public Accountants                  1720 S. Bellaire Street, Suite 500
Professional Corporation                      Denver, Colorado 80222
                                              (303) 759-2727 Fax (303) 759-2728



Securities and Exchange Commission
450 5th Avenue, N.W.
Washington, D.C. 20549

Gentlemen,

We have read and agree with the comments in Item 4 of form 8-K of Aspen Exploration Corporation dated December 17, 1997.


                                               Holben, Boak, Cooper & Co.

Denver, CO
December 17, 1997